As filed with the Securities and Exchange Commission on October 24, 2024
Registration No. 333
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VERALTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	92-1941413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
255 Wyman Street, Suite 250
Waltham, Massachusetts 02451
(781) 755-3655
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Tanaka
Vice President, Securities & Governance and Secretary
Veralto Corporation
255 Wyman Street, Suite 250
Waltham, Massachusetts 02451
(781) 755-3655
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Molly W. Fox Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

VERALTO CORPORATION

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Purchase Contracts
Units
Warrants

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol VLTO.

Investing in these securities involves certain risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 24, 2024

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS    1
WHERE YOU CAN FIND MORE INFORMATION    2
INCORPORATION BY REFERENCE    2
FORWARD-LOOKING STATEMENTS    3
RISK FACTORS                                         6

VERALTO CORPORATION    7
USE OF PROCEEDS    8
DESCRIPTION OF DEBT SECURITIES    9
DESCRIPTION OF CAPITAL STOCK    18
DESCRIPTION OF DEPOSITARY SHARES    27
DESCRIPTION OF SUBSCRIPTION RIGHTS    30
DESCRIPTION OF PURCHASE CONTRACTS    32
DESCRIPTION OF WARRANTS    33
DESCRIPTION OF UNITS    34
FORMS OF SECURITIES    35
PLAN OF DISTRIBUTION    37
LEGAL MATTERS    39
EXPERTS    39

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “Veralto,” “we,” “our” and “us” refer, collectively, to Veralto Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.veralto.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-41770) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 28, 2024 (the “2023 Annual Report”) including the information specifically incorporated by reference into the 2023 Annual Report from our definitive proxy statement for the 2024 Annual Meeting of Stockholders, as filed with the SEC on March 29, 2024;
•Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2024, June 28, 2024, and September 27, 2024 as filed with the SEC on April 24, 2024, July 26, 2024, and October 24, 2024, respectively;
•Current Reports on Form 8-K as filed with the SEC on May 21, 2024 and July 16, 2024; and
•The description of our capital stock contained in our Registration Statement on Form 10, originally filed with the SEC on August 3, 2023 and subsequently amended, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.5 to our 2023 Annual Report, and including any amendments and reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Veralto Corporation
225 Wyman Street, Suite 250
Waltham, MA 02451
Attention: Investor Relations
Telephone: (781) 755-3655

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs, initial public offerings, other securities offerings, or other distributions, strategic opportunities, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.

Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. See the section “Risk Factors” in any accompanying prospectus supplement for further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, including our 2023 Annual Report, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2024 and our Current Reports on Form 8-K. Forward-looking statements speak only as of the date in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise

Important factors that in some cases have affected us in the past and that in the future could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:

•Conditions in the global economy, including military conflicts, the particular markets we serve and the financial markets can adversely affect our business and financial statements.

•We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce the prices we charge.

•Our growth depends on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.

•Global economic, political, legal, compliance, social and business factors can negatively affect our business and financial statements.

•Our growth can also suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.

•Any inability to consummate acquisitions at our historical rate and appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our business.

•Our acquisition or divestiture of businesses, investments, joint ventures and other strategic relationships can negatively impact our business and financial statements.

•Significant disruptions in, or breaches in security of, our information technology systems or data or violations of data privacy laws can adversely affect our business and financial statements.

•Defects and unanticipated use or inadequate disclosure with respect to our products or services, or allegations thereof, can adversely affect our business and financial statements.

•If we suffer loss to our facilities, supply chains, distributions systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•Climate change, legal or regulatory measures to address climate change and any inability on our part to address stakeholder expectations related to climate change may negatively affect us.

•Our financial results are subject to fluctuations in the cost and availability of the supplies that we use in, and the labor we need for, our operations.

•Our success depends on our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets.

•Our restructuring actions can have long-term adverse effects on our business and financial statements.

•If we are unable to adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights. These risks are particularly pronounced in countries in which we do business that do not have levels of protection of intellectual property comparable to the United States.

•Third parties from time to time claim that we are infringing or misappropriating their intellectual property rights and we could suffer from significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

•Our outstanding debt has increased significantly as a result of our separation from Danaher Corporation (“Danaher”), and we may incur additional debt in the future. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our business and financial statements.

•We may be required to recognize impairment charges for our goodwill and other intangible assets.

•Foreign currency exchange rates can adversely affect our financial statements.

•Changes in our tax rates or exposure to additional income tax liabilities or assessments could affect our earnings. In addition, audits by tax authorities could result in additional tax payments for prior periods.

•Changes in tax law relating to multinational corporations could adversely affect our tax position.

•Our businesses are subject to extensive regulation, failure to comply with those regulations could adversely affect our business and financial statements.

•We are subject to or otherwise responsible for a variety of litigation and other legal and regulatory proceedings in the course of our business that can adversely affect our business and financial statements.

•Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business and financial statements.

•Certain provisions in Veralto’s amended and restated certificate of incorporation (the “Amended and Restated Certificate”) and amended and restated bylaws (the “Amended and Restated Bylaws”), and of Delaware law, may prevent or delay an acquisition of Veralto, which could decrease the trading price of Veralto’s common stock.

•The forum selection provisions under Veralto’s Amended and Restated Certificate could discourage lawsuits against Veralto and Veralto’s directors, officers, employees and stockholders.

•If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

•As an independent, publicly traded company, Veralto may not enjoy the same benefits that Veralto did as a part of Danaher.

•Potential indemnification liabilities to Danaher pursuant to the separation agreement could materially and adversely affect Veralto’s business and financial statements.

•In connection with the Separation (as defined below), Danaher has agreed to indemnify Veralto for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to insure Veralto against the full amount of such liabilities, or that Danaher’s ability to satisfy its indemnification obligation will not be impaired in the future.

•If there is a determination that the Separation and/or the Distribution (as defined below), together with certain related transactions, is taxable for U.S. federal income tax purposes, Danaher and its stockholders could incur significant U.S. federal income tax liabilities, and we could also incur significant liabilities.

•Veralto may be affected by significant restrictions, including on its ability to engage in certain corporate transactions for a two-year period after the distribution in order to avoid triggering significant tax-related liabilities.

•Certain of Veralto’s executive officers and directors may have actual or potential conflicts of interest because of their equity interest in Danaher. Also, certain of Danaher’s current directors and a current Danaher officer and a current Danaher employee have joined Veralto’s Board of Directors (the “Board”), which may create conflicts of interest or the appearance of conflicts of interest.

•Danaher may compete with Veralto.

•Veralto or Danaher may fail to perform under various transaction agreements that were executed as part of the Separation or Veralto may fail to have necessary systems and services in place when certain of the transaction agreements expire.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our 2023 Annual Report and in our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

VERALTO CORPORATION
Veralto’s unifying purpose is Safeguarding the World’s Most Vital ResourcesTM. Our diverse group of leading operating companies provide essential technology solutions that monitor, enhance and protect key resources around the globe. We are committed to the advancement of public health and safety and believe we are positioned to support our customers as they address large global challenges including environmental resource sustainability, water scarcity, management of severe weather events and food and pharmaceutical security. For decades, we have used our scientific expertise and innovative technologies to address complex challenges our customers face across regulated industries – including municipal utilities, food and beverage, pharmaceutical and industrials – where the consequence of failure is high. Through our core offerings in water analytics, water treatment, marking and coding, and packaging and color, customers look to our solutions to help ensure the safety, quality, efficiency, and reliability of their products and processes. The Company is headquartered in Waltham, Massachusetts with a workforce of approximately 16,000 associates strategically located in more than 45 countries.

Veralto operates through two segments – Water Quality (“WQ”) and Product Quality & Innovation (“PQI”). Our businesses within these segments have strong globally recognized brands as a result of our leadership in served markets over several decades. Through WQ, we provide innovative products and services that improve the quality and reliability of water through leading brands including Hach Company (“Hach”), Trojan Technologies and ChemTreat. Through PQI, we enable our customers to promote consumer trust in products and help enable product innovation through leading brands including Videojet, Linx, Esko, X-Rite and Pantone.

Veralto completed its separation from Danaher on September 30, 2023 (the “Separation”), the first day of its fiscal fourth quarter. The Separation was completed on such date in the form of a pro rata distribution to Danaher stockholders of record on September 13, 2023 of all of the issued and outstanding shares of Veralto common stock held by Danaher. Each Danaher stockholder of record as of the close of business on September 13, 2023 received one share of Veralto common stock for every three shares of Danaher common stock held on the record date (the “Distribution”). Because September 30, 2023 was a Saturday, not a business day, the shares were credited to “street name” stockholders through the Depository Trust Company on the first trading day thereafter, October 2, 2023. Veralto’s common stock began “regular way” trading on NYSE under the ticker symbol “VLTO” on October 2, 2023.

We were incorporated in Delaware in 2022. Our principal executive offices are located at 225 Wyman Street, Suite 250, Waltham, Massachusetts 02451 and our telephone number is 781-755-3655.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms and provisions of the debt securities that Veralto Corporation may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Veralto Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•the title and type of the debt securities;
•whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•the initial aggregate principal amount of the debt securities;
•the price or prices at which we will sell the debt securities;

•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•the right, if any, to extend the interest payment periods and the duration of that extension;
•the manner of paying principal and interest and the place or places where principal and interest will be payable;
•the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•provisions for a sinking fund, purchase fund or other analogous fund, if any;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;
•any conversion or exchange features of the debt securities;
•whether the debt securities will be subject to the defeasance provisions in the indenture;
•whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•whether the debt securities will be guaranteed as to payment or performance;
•any special tax implications of the debt securities;
•any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.
The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if the Board determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;
•certain events of bankruptcy or insolvency, whether or not voluntary; and
•any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•the holder gives the trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:
•we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable;
•we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;
and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.
•We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.
If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and
•deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.
If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;
•to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;
•to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;
•to provide for or add guarantors with respect to the senior debt securities of any series;

•to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;
•to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•extends the final maturity of any senior debt securities of such series;
•reduces the principal amount of any senior debt securities of such series;
•reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•reduces the amount payable upon the redemption of any senior debt securities of such series;
•changes the currency of payment of principal of or interest on any senior debt securities of such series;
•reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);
•changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;
•modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;
•adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or
•reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.
It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.
No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•all of the indebtedness of that person for money borrowed;
•all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;
•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and
•all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, the Amended and Restated Certificate, the Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read the Amended and Restated Certificate and the Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of (i) 1,000,000,000 shares of common stock, par value $0.01 per share, and (ii) 15,000,000 shares of preferred stock, par value $0.01 per share. As of October 16, 2024, 247,307,775 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock
Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by stockholders. At each meeting of the stockholders, a majority in voting power of our shares issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum. Directors are elected by a plurality of the votes entitled to be cast in uncontested elections. With plurality voting, the nominees who receive the most “for” votes are elected to the Board until all Board seats are filled. In an uncontested election, where the number of nominees and available Board seats are equal, every nominee is elected upon receiving just one “for” vote. Abstentions and broker non-votes are not counted as votes cast “for” a director’s election. Except as otherwise provided in the Amended and Restated Certificate or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of the holders of a majority of the total number of votes of our shares represented at the meeting and entitled to vote on such question, voting as a single class.
Dividends. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.
No Preemptive or Similar Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Listing. Our common stock is traded on the NYSE under the symbol “VLTO.”

Transfer Agent. The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of the Board. The Board is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, the Board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
•the designation and stated value per share of the preferred stock and the number of shares offered;
•the amount of liquidation preference per share;
•the price at which the preferred stock will be issued;
•the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•any redemption or sinking fund provisions;
•if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
•any conversion provisions;
•whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and
•any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.
Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by the Board, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If the Board does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or
if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.
In addition, we will not acquire any preferred stock of a series unless:
if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or
if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.
However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•the redemption date;
•the number of shares and series of preferred stock to be redeemed;
•the redemption price;
•the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and
•the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Anti-Takeover Effects of Various Provisions of Delaware Law and The Amended and Restated Certificate and Amended and Restated Bylaws
Provisions of the Delaware General Corporation Law (“DGCL”) and the Amended and Restated Certificate and Amended and Restated Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by our stockholders.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We did not elect to “opt out” of Section 203. However, Danaher and its affiliates have been approved by the Board as an interested stockholder (as defined in Section 203 of the DGCL) and therefore are not subject to Section 203.
Classified Board. The Amended and Restated Certificate provides that the Board is divided into three classes, each comprised, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The three directors designated as Class I directors have terms expiring at the first annual meeting of stockholders to be held in 2024. The four directors designated as Class II directors will have terms expiring at the 2025 annual meeting of stockholders, and the four directors designated as Class III directors will have terms expiring at the 2026 annual meeting of stockholders. Commencing with the 2024 annual meeting of stockholders, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Veralto.
Removal of Directors. The Amended and Restated Bylaws provide that stockholders may remove the continuing classified directors only for cause, by an affirmative vote of holders of a majority of our outstanding capital stock entitled to vote generally in the election of directors.
Amendments to Amended and Restated Certificate. The Amended and Restated Certificate provides that the affirmative vote of the holders of at least two-thirds (66-2/3%) of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, classification, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, certain relationships and transactions with Danaher, forum selection, the ability to amend the Amended and Restated Bylaws, the elimination of liability of directors to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions.
Amendments to Amended and Restated Bylaws. The Amended and Restated Certificate and Amended and Restated Bylaws provide that the Amended and Restated Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds (66-2/3%) of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. The Amended and Restated Bylaws provide that the Board will consist of not less than three nor greater than 15 directors, the exact number of which will be fixed exclusively by the Board. Any vacancies created in the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on the Board will hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
Special Stockholder Meetings. The Amended and Restated Certificate provides that special meetings of stockholders may be called only by the secretary upon a written request delivered to the secretary by (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. The Amended and Restated Certificate provides that stockholder action must take place at the annual or a special meeting of our stockholders. Stockholders may not act by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals. The Amended and Restated Certificate mandates that stockholder nominations for the election of directors will be given in accordance with the Amended and Restated Bylaws. The Amended and Restated Bylaws have established advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Amended and Restated Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a company’s certificate of incorporation provides otherwise. The Amended and Restated Certificate does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between Veralto and Danaher, the Amended and Restated Certificate contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Danaher and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Danaher. In general, these provisions recognize that Veralto and Danaher may engage in the same or similar business activities and lines of business or have an interest in the same areas of corporate opportunities and that Veralto and Danaher will continue to have contractual and business relations with each other, including directors, officers and/or employees of Danaher serving as Veralto’s directors, officers and/or employees.
The Amended and Restated Certificate provides that Danaher will have no duty to communicate information regarding a corporate opportunity to Veralto or to refrain from engaging in the same or similar activities or lines of business as Veralto, doing business with any client, customer or vendor of Veralto or employing or otherwise engaging any director, officer or employee of Veralto, and that to the fullest extent permitted by law, except as otherwise provided in the Amended and Restated Certificate, no officer, director or employee of Veralto who is also a director, officer or employee of Danaher will be deemed to have breached his or her fiduciary duties, if any, to Veralto solely by reason of Danaher’s engaging in any such activity. Moreover, the Amended and Restated Certificate will also provide that for so long as Danaher has one or more directors, officers or employees serving as a Veralto director, officer or employee, in the event that any of Veralto’s directors, officers or employees who is also a director, officer or employee of Danaher acquires knowledge of a potential transaction or matter that may be a corporate opportunity for Veralto and Danaher, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and Veralto, to the fullest extent permitted by law, renounces any interest or expectancy in such corporate opportunity, and waives any claim that such corporate opportunity constituted a corporate opportunity that should have been presented to Veralto or any of its affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is Veralto’s director, officer or employee and who is also a director, officer or employee of Danaher shall belong to Veralto only if such opportunity is expressly offered to such person solely in his or her capacity as Veralto’s director or officer and otherwise shall belong to Danaher.
The Amended and Restated Certificate also provides for special approval procedures that may be utilized if it is deemed desirable by Danaher, Veralto, our affiliates or any other party, that Veralto take action with specific regard to transactions or opportunities presenting potential conflicts of interest, out of an abundance of caution, to ensure that such transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, Veralto may employ any of the following special procedures:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Amended and Restated Certificate.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Amended and Restated Certificate includes such an exculpation provision, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL. The Amended and Restated Certificate and Amended and Restated Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. The Amended and Restated Certificate and Amended and Restated Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and, subject to certain exceptions, officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. The Amended and Restated Certificate expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, our officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions in the Amended and Restated Certificate and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, an investment in our common stock may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Exclusive Forum
Unless we otherwise consent in writing, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate and Amended and Restated Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state or federal court located within the State of Delaware. Unless we otherwise consent in writing, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act shall be the federal district courts of the United States of America.
These exclusive forum provisions do not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholders’ approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or

•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•the record date for stockholders entitled to receive the rights;
•the number of equity securities that may be purchased upon exercise of each right;
•the exercise price of the rights;
•whether the rights are transferable;
•the period during which the rights may be exercised and when they will expire;
•the steps required to exercise the rights;
•the price, if any, for the subscription rights;
•the number of subscription rights issued;
•the terms of the equity securities;
•the extent to which the subscription rights are transferable;
•if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;
•the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;
•whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
•whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and
•any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, shares of preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, our debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.
Unless otherwise specified in an accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any additional terms of the governing unit agreement, if applicable;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the units; and
•any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, subscription right, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, subscription rights, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, subscription right, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, subscription rights agreement, purchase contract, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, subscription right agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, subscription rights agreement, purchase contract, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, subscription rights, warrants, purchase agreements or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of Veralto Corporation appearing in Veralto Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

VERALTO CORPORATION

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Purchase Contracts
Units
Warrants

PROSPECTUS

October 24, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$ (1)
FINRA filing fee	$ 225,500
Printing and engraving	(2)
Accounting services	(2)
Legal fees of registrant’s counsel	(2)
Transfer agent’s, trustee’s and depositary’s fees and expenses	(2)
Miscellaneous	(2)
Total	$ (2)
(1)Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete DGCL, the Amended and Restated Certificate and the Amended and Restated Bylaws.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
Article VIII of the Amended and Restated Certificate provides that Veralto will indemnify its directors and officers to the full extent authorized or permitted by law and that no director or officer (as defined in the Amended and Restated Certificate) of Veralto shall be personally liable to Veralto or any of its stockholders for monetary damages for breach of a fiduciary duty as a director or officer, as applicable, except for liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to Veralto or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of Veralto; provided that if the DGCL shall be amended or modified hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of Veralto, as applicable, shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended or modified.

The Amended and Restated Bylaws provide, under the heading “Article VII Indemnification,” that Veralto will indemnify directors and officers of Veralto in non-derivative claims if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Veralto, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. For non-derivative claims, termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person believed to be in or not opposed to the best interests of Veralto, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conducts was unlawful. For derivative claims, “Article VII Indemnification” of the Amended and Restated Bylaws provides that Veralto will indemnify directors and officers of Veralto if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Veralto; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Veralto unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In addition, each of Veralto’s directors and executive officers has entered into an indemnification agreement with Veralto that provides for substantially similar indemnification rights and under which Veralto has agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. Veralto also has in effect directors and officers liability insurance covering all our directors and officers.

Item 16. Exhibits.
Exhibit Index

Exhibit No.	Description
1*	Form of Underwriting Agreement
2.1
Separation and Distribution Agreement, dated as of September 29, 2023, by and between Veralto Corporation and Danaher Corporation (incorporated by reference to Exhibit 2.1 to Veralto Corporation’s Current Report on Form 8-K filed October 2, 2023)

3.1	Amended and Restated Certificate of Incorporation of Veralto Corporation (incorporated by reference to Exhibit 3.1 to Veralto Corporation’s Current Report on Form 8-K filed October 2, 2023)
3.2	Amended and Restated Bylaws of Veralto Corporation (incorporated by reference to Exhibit 3.2 to Veralto Corporation’s Current Report on Form 8-K filed October 2, 2023)
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3	Form of Senior Note
4.4	Form of Subordinated Note
4.5*	Form of Deposit Agreement
4.6*	Form of Warrant Agreement
4.7*	Form of Subscription Rights Agreement
4.8*	Form of Purchase Contract Agreement
4.9*	Form of Unit Agreement
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in opinion filed as Exhibit 5.1)
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture
107	Filing Fee Table

*    To be filed by amendment or by a Current Report on Form 8-K.
**    To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act:
(i)the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(ii)each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on October 24, 2024.
VERALTO CORPORATION
By: /s/ James A. Tanaka
Name: James A. Tanaka
Title: Vice President, Securities & Governance and Secretary
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Veralto Corporation, hereby severally constitute and appoint James A. Tanaka, our true and lawful attorney-in-fact with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Veralto Corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jennifer L. Honeycutt Jennifer L. Honeycutt	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2024
/s/ Sameer Ralhan Sameer Ralhan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 24, 2024
/s/ Bernard M. Skeete Bernard M. Skeete	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 24, 2024
/s/ Linda H. Filler Linda H. Filler	Chair of the Board	October 24, 2024
/s/ Francoise Colpron Françoise Colpron	Director	October 24, 2024
/s/ Daniel L. Comas Daniel L. Comas	Director	October 24, 2024

/s/ Shyam P. Kambeyanda Shyam P. Kambeyanda	Director	October 24, 2024
/s/ William H. King William H. King	Director	October 24, 2024
/s/ Walter G. Lohr, Jr. Walter G. Lohr, Jr.	Director	October 24, 2024
/s/ Heath A. Mitts Heath A. Mitts	Director	October 24, 2024
/s/ Vijay P. Sankaran Vijay P. Sankaran	Director	October 24, 2024
/s/ John T. Schwieters John T. Schwieters	Director	October 24, 2024
/s/ Cindy L. Wallis-Lage Cindy L. Wallis-Lage	Director	October 24, 2024
/s/ Thomas L. Williams Thomas L. Williams	Director	October 24, 2024